EX-23.2
     CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                               Brian F. Faulkner
                        A Professional Law Corporation
                        27127 Calle Arroyo, Suite 1923
                     San Juan Capistrano, California 92675
                               (949) 240-1361


December 13, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc. - Form S-8 POS

Dear Sir/Madame:

     I have acted as counsel to 5G Wireless Communications, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 POS relating to the registration of four million eight hundred thousand (4,800,000) shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated 2006 Stock and Option Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner